EXHIBIT 16
LETTER REGARDING CHANGE
IN CERTIFYING ACCOUNTANT



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                               /Letter Head/


April 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item 8 of Part II of Form 10 KSB of Gene-Cell, Inc. and I am in agreement with the statements contained therein so far as they relate to my firm. I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Schvaneveldt & Company
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April 11, 2000


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